Exhibit 10.38
NINTH AMENDMENT TO LEASE
This Ninth Amendment to Lease (this "Ninth Amendment") is made and entered into by and between KBSII FOUNTAINHEAD LLC, a Delaware limited liability company ("Landlord"), as successor-in-interest to US Real Estate Limited Partnership ("Original Landlord"), and THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation ("Tenant"), effective as of April_, 2018 (the "Effective Date").
WITNESSETH
WHEREAS, Landlord and Tenant are parties to that certain Fountainhead Corporate Park Lease dated June 29, 2009 originally entered by and between Original Landlord and Tenant (the "Original Lease"), as amended by (i) that certain First Amendment to Lease dated August 11, 2009 (the "First Amendment"), (ii) that certain Second Amendment to Lease dated November 1, 2009 (the "Second Amendment"), (iii) that certain Third Amendment to Lease dated February 19, 2010 (the "Third Amendment"), (iv) that certain Fourth Amendment to Lease dated March 11, 2011 (the "Fourth Amendment"), (v) that certain Fifth Amendment to Lease dated August 3, 2011 (the "Fifth Amendment"), (vi) that certain Sixth Amendment to Lease dated December 22, 2011 (the "Sixth Amendment"), (vii) that certain Seventh Amendment to Lease dated June 1, 2012 (the "Seventh Amendment"), and (viii) that certain Eighth Amendment to Lease dated August 18, 2017 (the "Eighth Amendment;" the Original Lease, as so amended, being the "Lease"), pursuant to which Tenant is currently leasing from Landlord certain real property and improvements located at 1625 Fountainhead Parkway, Tempe, Arizona 85282 and 1601 Fountainhead Parkway, Tempe, Arizona 85282 (collectively, the "Premises");
WHEREAS, Tenant and Bank of the West, a California banking corporation ("BOTW"), entered into a Sublease dated August 18, 2017 ("BOTW Sublease"), pursuant to which BOTW sublet a portion of the Premises from Tenant;
WHEREAS, in connection with Landlord's consent to the BOTW Sublease, Landlord and Tenant entered into the Eighth Amendment in order to modify the requirements relating to the letter of credit previously posted by Tenant as security and to require Tenant to furnish a Surety Bond (as defined in the Eighth Amendment) to further secure certain obligations to Landlord under the Lease as more particularly set forth in the Surety Bond;
WHEREAS, Tenant and BOTW are now seeking Landlord's consent to an amendment to the BOTW Sublease pursuant to which BOTW would expand the premises it is subleasing from Tenant (the "BOTW Sublease Amendment");
WHEREAS, in connection with Landlord providing its consent to the contemplated BOTW Sublease Amendment, Landlord and Tenant are entering into this Ninth Amendment in order to modify the Existing Letter of Credit (as defined below) and also amend the Surety Bond (as defined in the Eighth Amendment);
WHEREAS, the BOTW Sublease Amendment is contingent upon Landlord, BOTW and Tenant executing a Second Amendment to Consent, Recognition, Non-Disturbance and Attornment Agreement of Master Lessor with respect to the amendment to the BOTW Sublease (the "BOTW Consent Amendment") which is currently being negotiated;
WHEREAS, Landlord and Tenant desire to amend the Lease all as more particularly provided hereinbelow;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, Landlord and Tenant hereby agree that the Lease is hereby modified and amended as set forth below:
1.Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Ninth Amendment.
2.New Letter of Credit. As of the Effective Date of this Ninth Amendment, the Existing Letter of Credit is currently in the amount of $10,300,000.00 (the "Existing Letter of Credit Amount"). The Existing Letter of Credit Amount is scheduled to reduce in accordance with a reduction schedule set forth in Paragraph 2 of the Eighth Amendment. Tenant is requesting that Landlord consent to the BOTW Sublease Amendment, and in connection therewith, that Landlord enter into the BOTW Consent Amendment. As consideration for Landlord agreeing to consent to the BOTW Sublease Amendment and to enter into the BOTW Consent Amendment, Tenant hereby agrees to cause BOTW or, at Tenant's option, another bank acceptable to Landlord in Landlord's reasonable discretion (the "New Letter of Credit Issuer"), within fifteen (15) business days after the full execution of the BOTW Consent Amendment is fully executed, to issue and deposit with Landlord a new letter of credit replacing the Existing Letter of Credit in form acceptable to Landlord in its reasonable discretion, providing at a minimum the following (the "New Letter of Credit"): (i) it shall terminate no sooner than thirty (30) days following the actual expiration date of the term of the Lease, or, if it shall terminate earlier, it will automatically renew or be replaced annually unless Landlord (the beneficiary thereof) is notified in writing by the New Letter of Credit Issuer at least thirty (30) days prior to the expiry date that it will not be renewed or replaced; (ii) it shall be irrevocable; (iii) it shall be transferable to any successor to Landlord's interest under this Lease; and (iv) it shall be in the amount of the Existing Letter of Credit Amount (the "New Letter of Credit Amount"); provided that if Tenant is not then in default under the terms of the Lease past applicable notice and cure periods set forth in the Lease, the New Letter of Credit Amount shall reduce based on the following reduction schedule (which reduction schedule shall be in lieu of the reduction schedule set forth in Paragraph 2 of the Eighth Amendment, which such reduction schedule shall be of no further force or effect):

New Letter of Credit Adjustment Date	New Amount of New Letter of Credit
August 31, 2021	$7,330,748.00
August 31, 2022	$3,910,014.00
Landlord shall, concurrently with the issuance and deposit of the New Letter of Credit with Landlord, return the Existing Letter of Credit to Tenant. In the event the New Letter of Credit is not delivered within fifteen (15) business days after the full execution of the BOTW Consent Amendment, then Landlord's consent to the BOTW Sublease Amendment shall be deemed null and void and Landlord shall have been deemed to reasonably withheld its consent to the BOTW Sublease Amendment. Tenant shall be obligated to reimburse Landlord, within thirty (30) days after receipt of a written invoice, for all of its actual out-of-pocket costs incurred in connection with this Ninth Amendment, the BOTW Consent Amendment, and the other related ancillary agreements contemplated therein.
3.Surety Bond. As further consideration for and as a condition precedent to Landlord agreeing to consent to the BOTW Sublease Amendment and to enter into the BOTW Consent Amendment, Tenant hereby agrees to amend the Surety Bond previously delivered by Tenant in connection with the Eighth Amendment in order to modify the reduction of the Applicable Bond Amount set forth in such Surety Bond. Within fifteen (15) business days after the full execution of this Ninth Amendment, Tenant shall deliver to Landlord an amendment to the Surety Bond, in a form reasonably satisfactory to Landlord, providing that the reduction schedule for the Applicable Bond Amount shall be as follows:

Bond Amount Adjustment Date	Applicable Bond Amount

August 31, 2019	$385,000.00
August 31, 2020	$460,000.00
August 31, 2021	$0.00
4.Guaranty. APOLLO EDUCATION GROUP, INC., an Arizona corporation formerly known as Apollo Group, Inc. (the "Guarantor"), executed that certain Guaranty dated as of June 29, 2009, in favor of Landlord under the Lease (the "Guaranty"), for the benefit of Tenant. The effectiveness of this Ninth Amendment shall be subject to and conditioned upon Guarantor joining in the execution of this Ninth Amendment, and such execution shall evidence only: (i) the consent of Guarantor to the terms and conditions of this Ninth Amendment; (ii) the agreement of Guarantor that the Guaranty is and shall remain in full force and effect following the execution of this Ninth Amendment; and (iii) the liability of Guarantor under the Guaranty shall extend to and cover all of the obligations of Tenant under the Lease, as amended by this Ninth Amendment.
5.Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Ninth Amendment, and Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent claiming to have represented the indemnifying party with respect to this Ninth Amendment or the transactions evidenced hereby.
6.Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all their respective terms and conditions. In the event of any conflict between the terms and provisions of this Ninth Amendment and the terms and provisions of the Lease, the terms and provisions of this Ninth Amendment shall supersede and control.
7.Counterparts/Facsimile Signatures. This Ninth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Ninth Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment on the dates set forth in the respective signature blocks below, to be effective for all purposes, however, as of the Effective Date.

LANDLORD:
KBSII FOUNTAINHEAD, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors, LLC,
a Delaware limited liability company,
as agent

By:	/s/ Tim Helgeson
Tim Helgeson
Senior Vice President

Date:	5/29, 2018
TENANT:
THE UNIVERSITY OF PHOENIX, INC.,
an Arizona corporation

By: /s/ Byron Jones
Name: Byron Jones
Title: CFO
Date: 4/18/2018

JOINDER

APOLLO EDUCATION GROUP, INC., an Arizona corporation, acting in its capacity as Guarantor, join in the execution of this Ninth Amendment to Lease for the purposes specified in Paragraph 4 of this Ninth Amendment to Lease.

GUARANTOR:
APOLLO EDUCATION GROUP, INC., an
Arizona corporation

By: /s/ William Molina
Name: William Molina
Title: V.P., Tax
Date: 4/16/2018